Exhibit 10.7

                        AGREEMENT OF SALE AND PURCHASE


     This Agreement of Sale and Purchase ("Agreement") is entered into on March 8, 1995, between William and Dorothy Meier (hereinafter referred to as "Seller") and Golden Queen Mining Co., Inc., a California Corporation, ("Buyer").


Recitals

A.   Seller is the owner of certain real property consisting of approximately
     2.9 acres situated in Kern County, California ("Property") more particularly described on the document attached hereto as Exhibit "A" and incorporated by reference.

B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Property on the terms and conditions provided in this Agreement.

     In consideration of the mutual covenants and conditions contained herein, Seller and Buyer agree as follows:


1. Sale and Purchase. Seller shall sell to Buyer and Buyer shall purchase from Seller the Property, on the terms and conditions set forth herein.

2. Purchase Price. The purchase price ("Purchase Price") for the Property shall be $13,000.00.

3. Payment of Purchase Price. The purchase price shall be payable by Buyer to Seller in the sum of Thirteen thousand dollars ($13,000.00) on close of escrow.

4. Representations of Seller. In addition to all other representations and warranties under the Agreement, Seller represents that it is lawfully seized of the indefeasible estate on the property and that is free and clear of any liens of any nature; that, to the best of its knowledge, no suit, action or other proceeding is pending or threatened before any court or governmental entity and no cause of action exists that relates to the property; that it has received no notice of violation of any local, state or federal law, regulation, rule, ordinance or order or of any permit, license, consent or authorization; and that, to the best of its knowledge, no condition exists on the Property which would result in any action under the Comprehensive Environmental Response, Compensation and Liability Act (Superfund) 42 U.S.C. 9601-9657, as amended, nor any other federal, state or local environmental or other law, regulation, rule, ordinance or order.

5. Escrow. An escrow shall be opened to consummate the sale and purchase of the Property pursuant to this Agreement at the office of Chicago Title Company of Bakersfield, California within five (5) days from the date hereof. Such escrow shall close within ninety (90) days of the opening thereof unless the ninetieth (90th) day falls on a Sunday or a national holiday, in which event the Escrow shall close on the next business day thereafter.

6. Conditions of Escrow. The close of such escrow and Buyer's obligation to purchase the Property are conditioned on:

     a) The conveyance to Buyer of good and marketable title to the Property, as evidenced by a standard form title insurance policy, in the full amount of the purchase price, issued by World Title Company subject only to such liens, encumbrances, clouds or conditions as may be approved in writing by Buyer.

     b) Delivery of possession of the Property to Buyer immediately on close of escrow, free and clear of all uses and occupancies.

7. Failure of Conditions. Should any of the conditions specified on paragraph 5. of this Agreement fail to occur by close of escrow as herein provided, Buyer shall have the power, exercisable by the giving of written notice by Buyer to the escrow holder and to Seller, to cancel such escrow, terminate this Agreement, and recover any amounts paid by Buyer to Seller or to the escrow holder on amount of the purchase price of the Property. The exercise of such power by Buyer shall not, however, constitute a waiver by Buyer of any other rights which Buyer may have against Seller for breech of this Agreement.

     a) Prorations. There shall be prorated between Seller and Buyer on the basis of thirty (30) day months as of 12:00 midnight Pacific Standard Time on the date of close of escrow as herein provided:

     b) Real property taxes levied or assessed against the Property as shown on the latest available tax bills.

     c) Premiums on insurance policies, if any, acceptable to Buyer insuring the improvements and buildings on the Property against damage or destruction by fire, theft or the elements.

8. Bonds and Assessments. Any bonds or improvement assessments which are a lien on the Property shall, on the close of escrow, be paid by Seller.

9. Expenses of Escrow. The expenses of the escrow herein provided shall be paid in the following manner:

     a) The full cost of securing the title insurance policy referred to in subparagraph 6.(a) hereof shall be paid by Seller.

     b) The cost of preparing, executing and acknowledging any deed or other instruments required to convey title to Buyer in the Manner referred to in subparagraph 6.(a) hereof shall be paid by Seller.

     c) The cost of recording a grant deed required to convey title to the Property to Buyer as described in subparagraph 6.(a) hereof shall be paid by Buyer.

     d) Any tax imposed on the conveyance of title to the Property to Buyer under the Documentary Transfer Tax Act shall be paid by Seller.

     e) Any escrow fee charged by the escrow holder, in addition to the cost of the title insurance policy required by this Agreement, shall be paid the Seller and buyer in equal proportions.

10. Destruction of Improvements. If any of the improvements on the Property are destroyed or damaged prior to the close of escrow as herein provided, Buyer shall have the power, exercisable by giving of written notice by Buyer to the escrow holder and to Seller, to cancel such escrow, terminate this Agreement and recover any all amounts paid to Seller or the escrow holder on account of the Purchase Price of the Property.

11. Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to Seller or Buyer by the other party hereto, shall be in writing and shall be deemed duly served and given when personally delivered to Seller or in lieu of such personal service, forty-eight (48) hours from the time that it is deposited in the United States mail, first-class postage prepaid, addressed to Seller or Buyer at the addresses shown below. Either this paragraph by giving written notice of such change to the other party in the manner provided herein.

          Seller:   William and Dorothy Meier
                    P.O. Box 475
                    Cascade, ID  83611

          Buyer:    Golden Queen Mining Co., Inc.
                    P.O. Box 878
                    Rosamond, CA  93560-0878

12. Attorneys' Fees. In the event of any controversy, claim, or dispute between Seller or Buyer, arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs.

13. Severability. In the event that any provision contained with this Agreement is rendered by a court of competent jurisdiction to be void, invalid or unenforceable, Seller and Buyer agree that such invalidity or unenforceability shall have no effect whatsoever on the balance of the Agreement.

14. Heirs, Successors and Assigns. All terms of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Seller and Buyer.

15. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which, when executed and delivered, will be an original, but all of which together constitute on and the same agreement.

16. Entire Agreement. This Agreement contains the entire agreement between Seller and Buyer respecting the Property, and any agreement of representation respecting the Property or the duties of either Seller or Buyer in relation thereto not expressly set forth in the Agreement is null and void.


SELLER                             BUYER


 s/ William H. Meier  3-15-95      GOLDEN QUEEN MINING CO., INC.
------------------------------
                      Date

 s/ Dorothy Meier     3-15-95      By: s/ Paul L. Blair     3/8/95
------------------------------        ------------------------------
Dorothy Meier         Date              President           Date


Tax Payer I.D.# 345-051-26-00-2

                             EXHIBIT "A"


                                        Escrow No. 645129-MM
THAT PORTION OF THE SOUTH HALF OF THE SOUTH HALF OF THE NORTH HALF OF THE SOUTH HALF OF THE NORTHEAST QUARTER OF SECTION 1, TOWNSHIP 10 NORTH, RANGE 13 WEST, SAN BERNARDINO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF SAID LAND APPROVED BY THE SURVEYOR GENERAL ON FEBRUARY 19, 1856, LYING EASTERLY OF THE CENTER LINE OF THE MOJAVE-TROPICO ROAD AS SAID ROAD EXISTED ON OCTOBER 12, 1965.

THE PLAT OF A DEFENDANT RESURVEY OF SAID TOWNSHIP WAS FILED IN THE DISTRICT LAND OFFICE OCTOBER 7, 1936.

STATE OF IDAHO
                    SS.
COUNTY OF VALLEY


On March 15-95, before me, the undersigned, a Notary Public in and for said State, personally appeared William and Dorothy Meier, personally known to me or (proved to me or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged that they executed the same.


WITNESS my hand and official seal.



 s/ Glenna K. Young
------------------------------
Notary Public for said State

=================================================================

STATE OF CALIFORNIA
                    SS.
COUNTY OF KERN


On Mar 8, 1995, before me, the undersigned, a Notary Public in and for said State, personally appeared Paul L. Blair, personally known to me or (proved to me or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged that they executed the same.


WITNESS my hand and official seal.



 s/ Myrna L. Mendenhall
------------------------------
Notary Public for said State